UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017 (April 19, 2017)

PACIFIC SPECIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 Pudong South Road, The World Plaza, 27th Floor

Pudong, Shanghai

China 200120

(Address of principal executive offices, including Zip Code)

(86) 21-61376584

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2017, in connection with the Meeting (as defined below), Pacific Special Acquisition Corp. (the “Company”) entered into the Amended and Restated Trust Agreement (as defined below) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which the date on which to commence liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering was extended from April 20, 2017 to August 21, 2017. A copy of the Amended and Restated Trust Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2017, in connection with the Meeting, the Company filed with the British Virgin Islands Registry the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2017, the Company held a special meeting in lieu of an annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved the following items: (i) an amendment to the Company’s memorandum and articles of association extending the date by which the Company must consummate its initial business combination and the date for cessation of operations of the Company if the Company has not completed an initial business combination from April 20, 2017 to August 21, 2017 or such earlier date as determined by the Board of Directors (the “Board”) of the Company (the “Extension Amendment”), (ii) an amendment to the Investment Management Trust Agreement (as amended, the “Amended and Restated Trust Agreement”) between the Company and Continental extending the date on which to commence liquidation of the Trust Account in accordance with the Amended and Restated Trust Agreement from April 20, 2017 to August 21, 2017 , (iii) the re-election of each of David Boris, Honghui Deng and Jason Zexian Shen as directors of the Company, each to serve until the 2019 annual meeting of shareholders or until their successors are duly elected and qualified, and (iv) the ratification of the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ended June 30, 2017.

Set forth below are the final voting results for each of the proposals:

(i) To amend the memorandum and articles of association to extend the date before which the Company must complete an initial business combination from April 20, 2017 to August 21, 2017 or such earlier date as determined by the Board, and provide that the date for cessation of operations of the Company if the Company has not completed an initial business combination would similarly be extended.

For	Against	Abstain	Broker Non-Votes
6,643,676	187,471	0	269,324

(ii) To amend and restate the Investment Management Trust Agreement to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated an initial business combination from April 20, 2017 to August 21, 2017.

For	Against	Abstain	Broker Non-Votes
6,643,676	187,471	0	269,324

(iii) To re-elect each of David Boris, Honghui Deng and Jason Zexian Shen to serve on the Board until the 2019 annual meeting of shareholders or until their successors are duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
David Boris	5,822,738	605,400	403,009	269,324
Honghui Deng	5,822,738	750,971	257,438	269,324
Jason Zexian Shen	5,822,738	750,971	257,438	269,324

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(iv) To ratify the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2017.

For	Against	Abstain	Broker Non-Votes
6,658,182	16,000	426,289	0

Shareholders holding 653,996 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $6.8 million (or approximately $10.40 per share) was removed from the Trust Account to pay such holders.

As indicated in the Company’s proxy statement and related supplement for the Meeting, since the Extension Amendment was approved, the Company’s sponsor agreed to contribute to the Company as a loan $0.03 for each public share that was not redeemed, for each calendar month (commencing on April 20, 2017 and on the 20th day of each subsequent month), or portion thereof, that is needed by the Company to complete an initial business combination from April 20, 2017 until August 21, 2017, to be deposited in the Trust Account within seven calendar days from the beginning of such calendar month (or portion thereof). Accordingly, the Company’s sponsor will contribute an aggregate of approximately $153,000 (the “Contribution”) to the Company within seven calendar days from the beginning of each such calendar month (or portion thereof), with the initial Contribution to be contributed by April 27, 2017. If the Company takes the full time through August 21, 2017 to complete the initial business combination, the redemption amount per share at the meeting for such an initial business combination or the Company’s subsequent liquidation will be approximately $10.52 per share. The amount of the Contribution will not bear interest and will be repayable by the Company to the sponsor upon consummation of an initial business combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Amended and Restated Investment Management Trust Agreement, dated April 20, 2017, by and between Pacific Special Acquisition Corp. and Continental Stock Transfer & Trust Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2017	PACIFIC SPECIAL ACQUISITION CORP.

	By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: Chief Executive Officer

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